Exhibit 4.09

18 May 2012

ADDENDUM NO. 2

to

AMENDED AND RESTATED
GUARANTEE, REVOLVING CREDIT AND TERM LOAN FACILITY AGREEMENT

dated 19 November 2009
between

OCEAN RIG ASA,
OCEAN RIG NORWAY AS and DRILL RIGS HOLDINGS INC.
as borrowers

THE COMPANIES
listed in Part 1 of Schedule 1
as original guarantors

THE FINANCIAL INSTITUTIONS
listed in Part 2 of Schedule 1
as banks

DNB BANK ASA
as guarantee bank

DNB BANK ASA
as mandated lead arranger and bookrunner
and
HSH NORDBANK AG
NORDEA BANK NORGE ASA
and
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
as mandated lead arrangers

DNB BANK ASA
as agent

_________________________

USD 1,040,000,000
_________________________

WIKBORG REIN

THIS ADDENDUM NO. 2 to the Amended and Restated Guarantee, Revolving Credit and Term Loan Facility Agreement dated 19 November 2009 as amended by Addendum No. 1 thereto dated 23 December 2010 (the "Facility Agreement") is made on 18 May 2012 between:

(1)	DRILL RIGS HOLDINGS INC., Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as borrower (the "Borrower");

(2)	THE COMPANIES named as Guarantors on the execution pages hereof as guarantors (the "Guarantors");

(3)	THE FINANCIAL INSTITUTIONS named as Banks on the execution page hereof as banks (the "Banks");

(4)	DNB BANK ASA, Stranden 21, NO-0021 Oslo, Norway as guarantee bank (the "Guarantee Bank");

(5)
DNB BANK ASA, Stranden 21, NO-0021 Oslo, Norway as mandated lead arranger and bookrunner and HSH NORBANK AG, Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, NORDEA BANK FINLAND PLC, Aleksis Kiven katu 9, FIN-00020 Nordea, Helsinki, Finland and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), SE-106  40 Stockholm, Sweden as mandated lead managers (the "Arrangers");

(6)	DNB BANK ASA, Stranden 21, NO-0021 Oslo, Norway as agent and security trustee (the "Agent").

WHEREAS

(A)	the Parties have agreed that Ocean Rig UDW shall become a Guarantor under the Facility Agreement and to make certain amendments to the Facility Agreement;

IT IS HEREBY AGREED AS FOLLOWS:

1.	The wording of the defmition of "Additional Guarantor" in Clause 1.1 (Definitions) of the Facility Agreement shall be deleted in its entirety and replaced with the following wording:

"means UDW or a member of the Group which becomes a Guarantor after the Signing Date in accordance with Clause 31.8 (Additional Guarantors)."

2.	The following new definitions shall be inserted in Clause 1.1 (Definitions) of the Facility Agreement:

""UDW"

means Ocean Rig UDW Inc., Trust House Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960."

"2012 Leiv Eiriksson Contract"

means the contract named Contract NCS-4 dated 3 February 2012 entered into between UDW as contractor and a consortium comprising Total E&P Norge AS, Maersk Oil Norway AS, Bayerngas Norge AS, RWE Dea Norge AS and OMV (Norge) AS in respect of "Leiv Eiriksson".

3.	The wording of Clause 13.2 (Set-off) of the Facility Agreement shall be deleted in its entirety and replaced with the following wording:

"(a)
Without prejudice to any other rights which it may have, each Finance Party may at any time, at its discretion and without prior notice, apply any balance (whether then due or not) which then stands to the credit of any of the Obligors (other than UDW) at any branch or other office of that Finance Party in any country in or towards satisfaction of any amount then due from the Obligors (other than UDW) to that Finance Party under any of the Finance Documents and, for that purpose, may:

(i)	break, or change the maturity of all or part of a deposit of an Obligor(other than UDW);

(ii)	convert all or any part of a deposit or other credit balance from one currency into another; and

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the relevant Finance Party considers appropriate.

(b)	For the purposes of paragraph (a) above, an amount payable by an Obligor (other than UDW) to the Agent for distribution to, or for the account of a Bank shall be treated as a sum due to that Bank"

4.	The wording of paragraph (a) of Clause 22.2 (Financial information) of the Facility Agreement shall be deleted in its entirety and replaced with the following wording:

"The Borrowers shall supply to the Agent in sufficient copies for all of the Banks:

(i)
as soon as reasonably practicable after the same are available (and in any event within 120 days after the end of each financial year), the unaudited consolidated accounts of the Parent and the audited consolidated accounts of UDW, in each case including balance sheet, profit and loss statement and cash flow analysis for that financial year;

(ii)
as soon as reasonably practicable after the same are available (and in any event within 60 days after the end of the relevant reporting period), the quarterly unaudited consolidated accounts of the. Parent and UDW, together with updated liquidity forecasts of the Parent; and

(iii)	such other information in respect of the business, properties or condition, financial or otherwise, of each of the Obligors as the Agent may from time to time reasonably request,

all such accounts to be prepared in accordance with the Approved Accounting Principles, and the financial reporting in respect of the Parent shall be as comprehensive and detailed as if the Parent was listed on the Oslo Stock Exchange, the New York Stock Exchange, NASDAQ or such other stock exchange acceptable to the Banks."

5.	The wording of paragraph (v) of Clause 22.7 (Notification of certain events) of the Facility Agreement shall be deleted in its entirety and replaced with the following wording:

"the occurrence of any litigation, arbitration or administrative proceedings current or, to an Obligor's knowledge, pending or threatened against any of the Obligors, provided in relation to UDW only, that such litigation, arbitration or administrative proceedings might, if adversely determined against UDW, have a material adverse effect on the ability of UDW to perform its obligations under this Agreement."

6.	The wording of paragraph (a) Clause 22.18 (Financial Indebtedness restrictions) of the Facility Agreement shall be deleted in its entirety and replaced with the following wording:

"No Obligor (other than UDW) shall, and the Parent shall ensure that no other member of the Group shall, incur, create or permit to subsist any Financial Indebtedness."

7.	The wording of paragraph (a) Clause 22.19 (Merger and reconstruction restrictions) of the Facility Agreement shall be deleted in its entirety and replaced with the following wording:

"No Obligor (other than UDW) shall merge or consolidate with any other company, de-merge or undertake any corporate restructuring, without the prior written consent of the Majority Banks, other than any intra-Group merger, de-merger or re-organisation on a solvent basis."

8.	The wording of paragraph (c) Clause 22.20 (Disposal restrictions) of the Facility Agreement shall be deleted in its entirety and replaced with the following wording:

"No Obligor (other than UDW) shall, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, without the prior written consent of the Majority Banks, sell, transfer, grant or lease out (on financial leasing terms) or otherwise dispose of the whole or a substantial part of its assets (other than those referred to in paragraphs (a) and (b) above), or sell, transfer, grant or lease out or otherwise dispose of any of its assets other than at market value, against cash payment and on arms length terms."

9.	The wording of Clause 22.21 (Dividend restrictions) of the Facility Agreement shall be deleted in its entirety and replaced with the following wording:

"The Parent shall not in any circumstances, without the prior written consent of the Banks, pay or declare any dividend or reduction of share capital, or pay, declare or make any other distribution to its shareholders or any of them if the 2012 Leiv Eiriksson Contract has expired or been terminated, cancelled or rescinded or has otherwise ceased to be in full force and effect, unless the 2012 Leiv Eiriksson Contract has been replaced with another Employment Contract which in the opinion of the Majority Banks is at least as favourable to the relevant member of the Group as the 2012 Leiv Eiriksson Contract and is entered into with a contract party which in the opinion of the Majority Banks has a financial standing at least equal to the financial standing that the members of the consortium that are parties to the 2012 Leiv Eiriksson Contract had at the time they entered into the 2012 Leiv Eiriksson Contract."

10.	The wording of paragraph (a) Clause 22.25 (Hedging policy) of the Facility Agreement shall be deleted in its entirety and replaced with the following wording:

"No Obligor (other than UDW) shall enter into any interest and currency hedging, or other derivative transactions, for speculative purposes."

11.	The wording of Clause 24.6 (Cross-default) of the Facility Agreement shall be deleted in its entirety and replaced with the following wording:

"Any of the following occurs in respect of any member of the Group (other than a Project Company) or UDW:

(i)	any of its Financial Indebtedness (other than the obligations under the Finance Documents) is not paid when due (after the expiry of any originally applicable grace period);

(ii)	any of its Financial Indebtedness where it is a guarantor is not paid, unless contested in good faith, when due;

(iii)	any of its Financial Indebtedness:

a.	becomes prematurely due and payable;

b.	is placed on demand; or

c.	is declared by a creditor to be prematurely due and payable or being placed on demand,

in each case, as a result of an event of default (howsoever described); or

(iv)	any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever described),

provided, however, that no Event of Default will occur under this Clause 24.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (i) to (iv) above is less than USD 25,000,000 (or its equivalent in other currencies)."

12.	The wording of Clause 24.9 (Insolvency) of the Facility Agreement shall be deleted in its entirety and replaced with the following wording:

"(a)
Any member of the Group or UDW is, or for the purpose of law is deemed to be, unable to pay its debts as they fall due by reason of actual or anticipated financial difficulties or becomes insolvent, or admits inability or intention not to pay its debts as they are due; or

(b)
any member of the Group or UDW, by reason solely of financial difficulties, begins negotiations with its creditors with a view to the readjustment or rescheduling of any of its indebtedness; or any step is taken with a view to an arrangement with its creditors; or

(c)
a meeting of any member of the Group or UDW is convened for the purpose of considering any resolution for its winding-up or its administration or any such resolution is passed, ordered, or requested; or

(d)
any other step (including petition (other than a frivolous or vexatious petition which is contested in good faith or set aside within 30 days after a Borrower or the relevant member of the Group or UDW (as the case may be) became aware of the same), proposal or convening a meeting) is taken with a view to the administration, liquidation, winding-up (other than a solvent winding-up), dissolution or general debt negotiations of any member of the Group or UDW or any other insolvency proceedings involving a member of the Group or UDW, provided, however, that no Event of Default shall occur if any of the circumstances set out in this Clause 24.9 are applicable only to a Project Company."

13.	The wording of Clause 24.10 (Appointment of receiver etc.) of the Facility Agreement shall be deleted in its entirety and replaced with the following wording:

"Any liquidator, receiver, administrator or the like is appointed or requested to be appointed in respect of any member of the Group or UDW (other than a frivolous or vexatious petition which is contested in good faith), provided, however, that no Event of Default shall occur if any of the circumstances set out in this Clause 24.10 are applicable only to a Project Company."

14.	The wording of Clause 24.11 (Analogous proceedings) of the Facility Agreement shall be deleted in its entirety and replaced with the following wording:

"There occurs, in relation to any member of the Group or UDW any event or circumstance which, in the reasonable opinion of the Majority Banks, appears to correspond with those mentioned in Clauses 24.9 (Insolvency) or 24.10 (Appointment of receiver, etc), provided, however, that no Event of Default shall occur if any of the circumstances set out in this Clause 24.11 are applicable only to a Project Company."

15.	The wording of paragraph (a) (viii) of Clause 30.2 (Exceptions) of the Facility Agreement shall be deleted in its entirety and replaced with the following wording:

"the release of any Guarantor from its obligations under this Agreement other than where such Guarantor is not the Parent or UDW or an Owner and has ceased to be a Group Contract Party; or"

16.
Each Obligor hereby confirms and agrees that each Security Document to which it is a party shall continue in full force and effect notwithstanding the amendments to the Facility Agreement set out in this Addendum No. 2.

17.
Each Obligor represents and warrants to each Finance Party that the representations and warranties in Clause 21 (Representations and warranties) of the Facility Agreement remain true and correct and that no Event of Default has occurred or will occur as a consequence of the entering into of this Addendum No. 2 or the compliance herewith.

18.
The Borrower shall upon demand pay to the Agent the amount of all reasonable costs and expenses (including external legal fees) properly incurred by the Agent in connection with the negotiation, preparation, printing, execution and registration of this Addendum No. 2, any other documents referred to in this Addendum No. 2.

19.
This Addendum No. 2 and the amendments of the Facility Agreement agreed herein (other than Clause 18 hereof, which shall become effective on the date hereof) shall become effective on the date the Agent has notified the Borrower and the Banks that it has received all of the documents set out in Schedule 1 to this Addendum No. 2 in a form and substance satisfactory to the Banks, or on such earlier date as may be determined by the Agent (acting on the instructions of the Banks) and notified to the Borrower and the Banks in writing (the "Effective Date").

20.	Words and expressions used herein shall have the same meaning when used herein as set out in the Facility Agreement unless expressly set out herein or the context otherwise requires.

21.
Except as expressly modified by this Addendum No. 2, all terms and provisions of the Facility Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects by the parties as if herein set forth in their entirety. All references in the Facility Agreement to "this Agreement", "hereof'", "hereby", "hereto", and the like shall, upon the occurrence of the Effective Date, mean the Facility Agreement as hereby amended.

22.	This Addendum No. 2 is a Finance Document.

23.	This Addendum No. 2 shall be governed by Norwegian law.

24.
The courts of Norway have exclusive jurisdiction to settle any dispute arising out of or in connection with this Addendum No. 2 (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute"), and any Dispute shall be referred to Oslo district court as the court of first instance.

This Clause 24 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

25.	Without prejudice to any other mode of service, each Obligor:-

(i)
irrevocably appoints Ocean Rig AS of Vestre Svanholmen nr. 6, Forus, NO-4313 Sandnes, Norway, as its agent for service of process relating to any proceedings before the Norwegian courts in connection with this Addendum No. 2;

(ii)	agrees that failure by its process agent to notify it of the process will not invalidate the proceedings concerned; and

(iii)
consents to the service of process to any such proceedings before the Norwegian courts by prepaid posting of a copy of the process to its address set out in this Agreement or any Accession Agreement to which it is a party, or its address at any later time notified to the Agent in writing.

[The remainder of this page has been left intentionally blank]

SCHEDULE 1

CONDITIONS PRECEDENT DOCUMENTS

1.           In respect of each of the Obligors, certified copies or originals of:

(a)	its articles of association, articles of incorporation and by-laws (as the case may be);

(b)	a certificate of registration, incorporation or goodstanding;

(c)	a resolution of its board of directors authorising it to execute this Addendum No. 2;

(d)	where required, a resolution of its shareholders approving the resolutions referred to in paragraph (c) above;

(e)	if not included in the resolutions referred to in paragraph (c) above, a power of attorney to its representatives for the execution and registration of this Addendum No. 2; and

(f)
such other documents and evidence as the Agent (or any Bank through the Agent) shall from time to time require, based on law and regulations applicable from time to time and the Banks' own internal guidelines applicable from time to time to identify the Borrowers and the other Obligors (including certified copies of the passport of each director of each Obligor and documentation evidencing the ultimate legal and beneficial owner or owners of such entities) and any other persons involved or affected by the transaction(s) contemplated by this Agreement.

2.
Certified copies of all approvals, authorisations and consents required by any government or other authority in order for each of the Obligors to enter into and perform its obligations under this Addendum No. 2.

3.	The following documents and evidence in respect of the accession by UDW to the Facility Agreement as an Additional Guarantor:

(a)	a resolution of its board of directors authorising the execution of the Accession Agreement;

(b)	if not included in the resolutions referred to in paragraph (a) above, a power of attorney to its representatives for the execution and registration of the Accession Agreement;

(c)
certified copies of all approvals, authorisations and consents required by any government or other authority in order for UDW to enter into and perform its obligations under the Accession Agreement; and

(d)	the Accession Agreement duly executed by the Parent and UDW.

4.	Evidence of the acceptance of appointment by each service of process agent appointed or required to be appointed under this Addendum No. 2 or the Facility Agreement.

5.	Favourable legal opinions in form and substance satisfactory to the Agent from lawyers appointed by the Agent on matters concerning all relevant jurisdictions.

SIGNATORIES:
The Borrower:

Drill Rigs Holdings Inc.

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

The Guarantors:

Drill Rigs Holdings Inc.

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

Primelead Limited

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

Ocean Rig 1 Inc.

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

Ocean Rig 2 Inc.

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

Ocean Rig Limited

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

/s/ Eugenia Th. Voulika
Witness:
Name:
Address:
Eugenia Th. Voulika
Attorney-at-law
52, Ag. Konstantinou Street -15124 Marousi
Athens, Greece
Tel.: +302106140580 – Fax: 3021006140267

Ocean Rig Ghana Limited

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

Ocean Rig 1 Shareholders Inc.

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

Ocean Rig 2 Shareholders Inc.

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

Ocean Rig 1 Greenland Operations Inc.

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

Ocean Rig  Falkland Operations Inc.

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

Ocean Rig UDW Inc.

By: /s/ Geoffroy Gunet
Name:  Geoffroy Gunet
Title:  Attorney in Fact

The Banks:

DNB Bank ASA

By: /s/ Johan Rasmussen
Name: Johan Rasmussen
Title:  Attorney in Fact

HSH Nordbank AG

By: /s/ Johan Rasmussen
Name: Johan Rasmussen
Title:  Attorney in Fact

Nordea Bank Finland Plc

By: /s/ Johan Rasmussen
Name: Johan Rasmussen
Title:  Attorney in Fact

Skandinaviska Enskilda Banken AB (publ)

By: /s/ Johan Rasmussen
Name: Johan Rasmussen
Title:  Attorney in Fact

DVB Bank SE Nordic Branch

By: /s/ Johan Rasmussen
Name: Johan Rasmussen
Title:  Attorney in Fact

Deutsche Schiffsbank Aktiengesellschaft

By: /s/ Johan Rasmussen
Name: Johan Rasmussen
Title:  Attorney in Fact

Natixis

By: /s/ Johan Rasmussen
Name: Johan Rasmussen
Title:  Attorney in Fact

National Bank of Greece S.A.

By: /s/ Johan Rasmussen
Name: Johan Rasmussen
Title:  Attorney in Fact

The Guarantee Bank:

DNB Bank ASA

By: /s/ Johan Rasmussen
Name: Johan Rasmussen
Title:  Attorney in Fact

The Arrangers:

DNB Bank ASA

By: /s/ Johan Rasmussen
Name: Johan Rasmussen
Title:  Attorney in Fact

HSH Nordbank Ag

By: /s/ Johan Rasmussen
Name: Johan Rasmussen
Title:  Attorney in Fact

Nordea Bank Finland Plc

By: /s/ Johan Rasmussen
Name: Johan Rasmussen
Title:  Attorney in Fact

Skandinaviska Enskilda banken AB (publ)

By: /s/ Johan Rasmussen
Name: Johan Rasmussen
Title:  Attorney in Fact

The Agent:

DNB Bank ASA

By: /s/ Johan Rasmussen
Name: Johan Rasmussen
Title:  Attorney in Fact